UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2022
FLEX LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Changi South Lane, Singapore		486123
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (65) 6876-9899
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2022, Flex Ltd. (the “Company”) the Board of Directors approved the appointment of Daniel Wendler as Chief Accounting Officer of the Company, effective February 28, 2022. Mr. Wendler succeeds David Bennett who, on February 11, 2022, notified the Company of his decision to resign from his position as Chief Accounting Officer to become the Chief Financial Officer of Nextracker LLC, effective February 28, 2022. There is no arrangement or understanding between Mr. Wendler and any other person pursuant to which Mr. Wendler was appointed as Chief Accounting Officer.

Mr. Wendler, age 55, has served as Chief Accounting Officer of Keter Group SA (“Keter”), a global manufacturer and distributor of consumer goods, since November 2021, where he has been leading the transition of Keter from a foreign-owned private entity to its planned IPO on the NYSE. Prior to Keter, Mr. Wendler worked at Carrier Global Corporation (“Carrier”), a global manufacturer, distributor, installer and service provider of HVAC, refrigeration, and fire and security systems, where he worked from February 2000 through March 2021, and managed all Controller aspects of Carrier’s global operations. In addition, Mr. Wendler has worked at Price Waterhouse LLP as an Audit Manager and is a Certified Public Accountant.

In connection with Mr. Wendler’s appointment as Chief Accounting Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Wendler on February 14, 2022. Under the terms of the Offer Letter, Mr. Wendler’s annual base salary will be $400,000, and he is eligible for a target bonus of 50% his base salary (or $200,000), with an opportunity to earn up to 200% of the target. With respect to fiscal year 2023, Mr. Wendler will receive an equity award having an aggregate target value of $325,000, which will vest in three substantially equal annual installments, assuming Mr. Wendler’s continued employment through each vesting date, and subject to attainment of performance conditions for performance-based restricted stock units. Mr. Wendler will also be eligible to participate in the Company’s Deferred Compensation Plan under which he may receive a Company contribution, based on Company performance, with a target amount of 20% of base salary. Additionally, Mr. Wendler will be credited with a one-time funding payment of $100,000 (25% of base salary) under the Deferred Compensation Plan which will cliff vest on the fourth anniversary of the employment commencement date, provided that Mr. Wendler remains employed by the Company through that date.

To compensate Mr. Wendler for certain forfeitures of incentive compensation upon leaving his current employer, Mr. Wendler will receive: (1) a one-time make-whole grant of RSUs having a grant date fair value of $160,000 which will vest in three equal annual installments, subject to continued employment through the vesting dates; and (2) a one-time make-whole sign-on cash bonus of $40,000, which he is required to repay if, within 24 months of the employment commencement date, either he voluntarily terminates his employment without cause with the Company or the Company terminates his employment for cause.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: February 17, 2022

	By:	/s/ Paul R. Lundstrom
		Name: Title:	Paul R. Lundstrom Chief Financial Officer

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